UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/15/2008

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

625 Second Street
San Francisco, CA 94107
(Address of principal executive offices, including zip code)

415-348-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[X]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On January 15, 2008, LookSmart, Ltd. (the "Company") issued a press release announcing that on January 15, 2008 the Company commenced a modified "Dutch Auction" tender offer for up to 4,825,000 shares of its common stock at a price per share of not less than $3.40 and not greater than $4.15, for a maximum aggregate purchase price of approximately $20 million. The Company had previously announced on December 19, 2007 its intention to conduct the tender offer.

The shares sought in the tender offer represent approximately 21% of the Company's outstanding common stock as of December 31, 2007. The tender offer will expire at 5:00 p.m. (EST) on February 13, 2008, unless extended by the Company. The tender offer is not contingent upon any minimum number of shares of common stock being tendered. However, it is subject to other conditions as described in the Offer to Purchase, dated January 15, 2008, which the Company will file with the Securities and Exchange Commission and mail to holders of its common stock on January 15, 2008.

A copy of the Company's press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

99.1   Press Release dated January 15, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: January 15, 2008	By:	/s/ Edward F. West
Edward F. West
Interim Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated January 15, 2008